EXHIBIT 2.2





                            REORGANIZATION AGREEMENT





                                 BY AND BETWEEN




                       NATIONAL PAINTBALL SUPPLY CO., INC.

                                       AND

                           AMERICAN INFLATABLES, INC.
















                          Dated as of October 12, 2000

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     This  REORGANIZATION  AGREEMENT  is  entered  into as of this  12th  day of
Cotober, 2000 by and between National Paintball Supply Co., Inc. ("NPSC"), a corporation organized and existing under the laws of the State of South Carolina and American Inflatables, Inc. ("American"), a corporation organized and existing under the laws of the State of Delaware.

                                    RECITALS

     A. American is a Delaware corporation headquartered in Costa Mesa, California.

     B. NPSC is a South Carolina corporation headquartered in Greenville, South Carolina.

     C. The parties hereto desire that NPSC acquire American through the merger of an interim subsidiary of NPSC with and into American, upon the terms and conditions set forth herein.


     NOW,   THEREFORE,   in   consideration  of  the  premises  and  the  mutual
representations, warranties and agreements herein contained, NPSC and American hereby agree as follows:


                             SECTION 1. DEFINITIONS

     1.1. Articles of Merger. The Certificate/Articles of Merger to be executed by Interim and American in a form appropriate for filing with the appropriate state agencies or offices and relating to the effective consummation of the Merger as contemplated by the Plan of Merger.

     1.2.  Benefit  Plans.  All  employee  benefit  plans  within the meaning of
Section 3(3) of ERISA and any related or separate contracts, plans, trusts, annuities, programs, policies, arrangements, practices, customs and understandings that provide benefits of economic value to any present or former employee, or current or former beneficiary, dependent or assignee of any such employee or former employee.

     1.3. CERCLA. The Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq.

     1.4. NPSC. National Paintball Supply Co., Inc. , a South Carolina corporation headquartered in Greenville, South Carolina.

     1.5. NPSC Benefit Plans. All Benefit Plans, and all other material fringe benefit plans or programs, sponsored or maintained by NPSC or under which it may be obligated.

     1.6. NPSC Common Stock. The common stock, no par value per share, of NPSC.

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     1.7.  American.  American  Inflatables,  Inc., a corporation  organized and existing under the laws of the State of Delaware.

     1.8. American Benefit Plans. All Benefit Plans, and all other material fringe benefit plans or programs, sponsored or maintained by American or under which American may be obligated.

     1.9. American Common Stock. The common stock, par value $__.00 per share, of American.

     1.10. Closing; Closing Date. The terms "Closing" and "Closing Date" shall have the meanings ascribed to them in Section 2.2 hereof.

     1.11. Code. The Internal Revenue Code of 1986, as amended, including, if the context permits, the applicable regulations promulgated pursuant thereto.

     1.12. Confidential Information. The term "Confidential Information" shall mean all information of any kind concerning a party hereto that is furnished by such party or on its behalf pursuant to Section 6.1 hereof as a result of the transactions contemplated herein, except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the recipient of Confidential Information to be under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Reorganization Agreement), (iv) of which the recipient was in possession prior to disclosure thereof in connection with the Merger, or (v) which was independently developed by the recipient without the benefit of Confidential Information.

     1.13. Derivatives Contract. Any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on a balance sheet which is a derivative contract (including various combinations thereof).

     1.14. ERISAI. The Employee Retirement Income Security Act of 1974, as amended.

     1.15. Effective Time. The date and time which the Merger becomes effective as set forth in the Articles of Merger. Subject to the terms and conditions hereof, the Effective Time shall be such time on such date as NPSC shall notify American in writing not less than five days prior thereto, which date shall not be more than 30 days after all conditions have been satisfied or waived in writing.

     1.16. Exchange Act. The Securities Exchange Act of 1934, as amended.

     1.17. GAAP. Generally accepted accounting principles consistently applied.

     1.18. Interim. NPSC Interim, Inc., an interim subsidiary of NPSC, whether now existing or hereafter organized, which shall be used for purposes of effecting the Merger and other transactions contemplated herein.

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     1.19. IRS. The Internal Revenue Service.

     1.20. Knowledge. When used in the phrase "to the knowledge" or a similar phrase, shall mean the actual knowledge of the executive officers of the referenced party or parties, as applicable, after reasonable inquiry of the other executive officers and the directors of the parties and the Persons responsible for the day-to-day operations of the parties or their subsidiaries (although this definition shall not give rise to any duty of any independent verification or confirmation by members of senior management or the board of directors of the entity making the representation or warranty from other Persons).

     1.21. Lien. Any lien, claim, encumbrance, security interest, assessment, charge, restriction (including restriction on voting rights or rights of disposition), mortgage, deed of trust, equity of any character, third party right of whatever nature or other similar or like charge.

     1.22. Material Adverse Event; Material Adverse Effect. This shall mean an event, effect, occurrence or circumstance which, alone or when taken with other breaches, events, effects, occurrences or circumstances existing concurrently therewith (including without limitation, any breach of a representation or warranty contained herein by such party) (i) has or is reasonably expected to have a material adverse effect on the properties, financial condition, results of operations, or business of such party and its subsidiaries, taken as a whole, or (ii) would materially prevent such party's, or any affiliated party's, ability to perform its obligations under this Reorganization Agreement or the consummation of any of the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect or Material Adverse Event has occurred, there shall be excluded any effect the cause of which is (A) any change in tax and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting requirements applicable to the parties hereto, (C) any action or omission of American or NPSC or a subsidiary thereof taken with the prior written consent of NPSC or American, as applicable, in contemplation of the transaction contemplated herein, (D) the actions contemplated by Section
6.12 or Section 7.11.

     1.23. Merger. The Merger of Interim with and into American, all as provided herein.

     1.24. PBGC. The Pension Benefit Guaranty Corporation.

     1.25.  Person.  An  individual,  a  partnership,  a  corporation,   limited
liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or other entity.

     1.26. Plan of Merger. The Plan of Merger attached to this Reorganization Agreement as Appendix A.

     1.27. Proxy Statement. The proxy statement/prospectus included in the Registration Statement which shall be furnished to the American shareholders in connection with the Shareholders' Meeting and the matters contemplated thereby.

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     1.28. Registration Statement.  The Registration Statement on Form S-4 to be
filed with the SEC registering the issuance of the NPSC Common Stock to be issued to the American shareholders in connection with the Merger.

     1.29. Regulations. The regulations issued by the IRS under the Code.

     1.30. Reorganization Agreement. This Reorganization Agreement, including all schedules, appendices and exhibits attached hereto.

     1.31. Rights. Rights shall mean warrants, calls, commitments, options, rights (whether stock appreciation rights, conversion rights, exchange rights, profit participation rights, or otherwise), securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, and other arrangements or commitments which obligate a Person to issue, otherwise cause to become outstanding, sell, transfer, pledge, or otherwise dispose of any of its capital stock or other ownership interests, or any voting rights thereof or therein, or to pay monetary sums by reference to the existence or market valuation of, any of its capital stock or ownership interests therein.

     1.32. SEC. The Securities and Exchange Commission.

     1.33. Securities Act. The Securities Act of 1933, as amended.

     1.34. Shareholder Approval. The approval of the Merger by the requisite vote of the shareholders of American at the Shareholders' Meeting, all in accordance with this Reorganization Agreement and the Plan of Merger.

     1.35. Shareholders' Meeting. The meeting of American shareholders at which the Merger will be voted upon.


                              SECTION 2. THE MERGER

     2.1 Merger. Subject to the terms and conditions of this Reorganization Agreement, including the Plan of Merger, Interim shall merge with and into American (the "Merger"), the separate existence of Interim shall cease, and American shall survive and the name of the surviving corporation shall be "American Inflatables, Inc.." The parties agree that the Merger will be effected pursuant to the terms set forth in the Plan of Merger, the terms of which are incorporated herein.

     2.2 The Closing. The Closing of the transaction contemplated herein shall be held as soon as reasonably practicable after fulfillment of all conditions set forth in Section 7 and Section 8 hereof (the "Closing Date"), at the offices of Wyche, Burgess, Freeman & Parham, P.A. or at such other place and time as the parties hereto may mutually agree; provided, however, that in the event that Closing has not occurred by February 28, 2001, either party hereto shall have the right to terminate this Reorganization Agreement so long as the failure to Close is not the result of a breach of this Reorganization Agreement by the party seeking to effect such termination.

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     2.3  Consideration  for the Merger.  The manner of converting the shares of
American into shares of NPSC shall be as set forth in the Plan of Merger.

     2.4. Interim; Shareholder Approval; Registration Statement. NPSC agrees to cause Interim to be in existence (if not already formed) such that the Merger may be consummated in a timely manner and to vote all shares of Interim in favor of this Reorganization Agreement and the Merger. American shall call its Shareholder's Meeting in accordance with the applicable provisions of Delaware law for the purpose of considering and voting on this Reorganization Agreement and the transactions contemplated hereby. The Shareholders' Meeting shall be held as soon as practicable. The board of directors of American shall recommend (subject to compliance with their legal and fiduciary duties, as advised by counsel) to its shareholders and use its best efforts to obtain their approval of this Reorganization Agreement and the Merger. NPSC shall file the Registration Statement with the SEC and shall pay the required filing fees. The parties will use their respective best efforts and cooperate with each other to obtain promptly the effectiveness of the Registration Statement. NPSC shall also take any reasonable action required to be taken under applicable blue sky laws in connection with the issuance of NPSC Common Stock in the Merger. NPSC and American shall jointly prepare the Proxy Statement, which shall be reasonably acceptable to all parties. The Proxy Statement shall be mailed to the American shareholders as soon as reasonably practicable after the SEC's declaration of effectiveness of the Registration Statement. American shall mail, at its expense, the Proxy Statement to its shareholders.

     2.5. Cooperation; Regulatory Filings. Subject to the terms and conditions of this Reorganization Agreement, NPSC and American shall cooperate, and shall cause each of their subsidiaries to cooperate, in the preparation and submission by NPSC and American, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the SEC, any appropriate regulatory authorities, the shareholders of American, and any other Persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Reorganization Agreement. Prior to the making of any written disclosures with respect to the transactions contemplated hereby to shareholders or to any third person (such as mailings to shareholders or press releases), the parties shall submit to each other the material to be filed, mailed, or released. Any such materials shall be reasonably acceptable to all parties prior to the disclosures to shareholders or to any third person, except to the extent that any person is legally required to proceed prior to obtaining the approvals of the other parties.

     2.6. Tax Treatment. NPSC and American intend that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Code.

     2.7. Reservation of Right to Revise Transaction. NPSC may at any time change the method of effecting the acquisition of American (including without limitation the provisions of this Section 2) if and to the extent it deems such change to be desirable; provided, however, that no such change shall (i) alter the type of consideration to be issued to the holders of American Common Stock as provided for in this Reorganization Agreement, (ii) reduce the value of such consideration, (iii) adversely affect the intended tax-free treatment to American' stockholders as a result of receiving such consideration, (iv) materially impair the ability to receive any necessary approvals, or (v) materially delay the Closing.

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     2.8.  Accounting  Treatment.  The parties  presently intend that the Merger shall be accounted for as a "pooling-of-interests" (although NPSC, in its sole discretion, has the right to cause the Merger to be accounted for as a "purchase").

              SECTION 3. REPRESENTATIONS AND WARRANTIES OF AMERICAN

         American hereby represents and warrants to NPSC the following matters on and as of the date of this Reorganization Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in any of the representations or warranties given in this Section 3 shall be actionable or shall constitute grounds for termination of or failure to perform under the terms of this Reorganization Agreement by NPSC, such breach or inaccuracy must have had a Material Adverse Effect.

     3.1. Organization, Good Standing and Conduct of Business. American is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority and all governmental and regulatory authorizations ("Authorizations") necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by American makes such licensing or qualification necessary.

     3.2. Subsidiaries.. American neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person.

     3.3. Corporate Authority. The execution, delivery and performance of this Reorganization Agreement have been duly authorized by the Board of Directors of American. Other than the Shareholder Approval, no further corporate acts or proceedings on the part of American are required or necessary to authorize this Reorganization Agreement or the Merger.

     3.4. Binding Effect. Subject to receipt of the Shareholder Approval, when executed, this Reorganization Agreement will constitute valid and legally binding obligations of American, enforceable against American in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect or the relief of debtors generally and (ii) general principles of equity. Each document and instrument contemplated by this Reorganization Agreement, when executed and delivered by American in accordance with the provisions hereof, shall be duly authorized, executed and delivered by American and enforceable against American in accordance with its terms, subject to the exceptions in the previous sentence.

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     3.5.  Capitalization of American.  The authorized capital stock of American consists solely of 20,000,000 authorized shares of common stock ($__.00 par value), of which 8,621,346 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of American are validly issued and fully paid and nonassessable. Except as set forth on Schedule 3.5, there are no outstanding Rights to purchase shares of any class of capital stock of American, or outstanding agreements pursuant to which American is or may become obligated to issue any shares of its capital stock. None of the shares of the American Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in American's Certificate of Incorporation or Bylaws and except for restrictions on account of applicable Federal or state securities laws.

     3.6. Compliance with Laws; Absence of Defaults. (a) American is not in default under, or in violation of, any provision of its Certificate of Incorporation or Bylaws. American is not in default under, or in violation of, any material agreement to which American is a party.

         (b) Except as disclosed on Schedule 3.6, American is not in violation of any applicable law, rule or regulation. American has not received any notification or communication from, or consented to or entered into any memorandum, agreement or order with, any regulatory authority (i) asserting that American is not in compliance with any of statute, regulation, rule or ordinance, or the internal policies and procedures of American, as applicable,
(ii) threatening to revoke any Authorization, (iii) requiring or threatening to require American, or indicating that American may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to restrict or limit in any manner the operations of American, or (iv) directing, restricting or limiting, or threatening to direct, restrict or limit in any manner the operations of American (any such notification, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement").

         3.7. Non-Contravention and Defaults; No LiensIII.7. Non-Contravention and Defaults; No Liens. Neither the execution or delivery of this Reorganization Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any material agreement to which American is a party or by which it may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Lien on any asset of American, or (iv) violate any provisions of American' Certificate of Incorporation or Bylaws. To the best of American' knowledge, no other party to any material agreement to which American is a party is in default thereunder or in breach of any provision thereof. To the best of American' knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.

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     3.8.  Necessary  Approvals.  American  has  obtained  all  certificates  of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire or lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation or restriction, have a Material Adverse Effect. Further, there is no reasonable basis for any such expiration, lapse, revocation, threat of revocation or restriction. No consent, approval, Authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of American in connection with the execution and delivery of this Reorganization Agreement or the consummation by American of the transactions contemplated hereby.
American is not required to procure the approval of any Person in order to prevent the termination of any right, privilege, license or contract of American as a result of this Reorganization Agreement.

     3.9. Financial Statements. The financial statements of American at and for each of the twelve months ended December 31, 1998 and 1999 and at and for the six months ended June 30, 2000 (the "American Financial Statements") all of which have been provided to NPSC, are true, correct and complete in all material respects and present fairly, in conformity with GAAP, the financial position of American at the dates indicated and the results of its operations for each of the periods indicated. The books and records of American have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of American.

     3.10. Tax Returns. American files its income tax returns and maintains its tax books and records on the basis of a taxable year ending December 31. American has duly filed all tax reports and returns required to be filed by any Federal, state and local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales, payrolls, and trusts established by American) through the date hereof, and American has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with GAAP for the payment of all income, franchises, property, sales, employment or other taxes anticipated to be payable after the date hereof. American is not delinquent in the payment of any taxes, assessments or governmental charges and no deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established and which are not being contested in good faith. American does not have in effect any waiver relating to any statute of limitations for assessment of taxes with respect to any Federal, state or local income, property, franchise, sales, license or payroll tax. American does not know of, or have reason to know of, any questions which have been raised or which may be raised by any taxing authority relating to taxes or assessments of American which, if determined adversely, would result in the assertion of any deficiency. All tax information reported by American to Federal and state authorities and other Persons has been accurately and timely reported, except such as will not have a Material Adverse Effect. Any exceptions to the foregoing is set forth on Schedule 3.10.

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     3.11.  Undisclosed  Liabilities.  Except  for  the  liabilities  which  are disclosed in the American Financial Statements or as set forth on Schedule 3.11, American has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1999, there has been no (i) Material Adverse Event with respect to American, or (ii) any incurrence by or subjection of American to any obligation or liability (whether fixed, accrued or contingent) or commitment material to American not referred to in this Reorganization Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which are reflected on the American Financial Statements at and for the periods subsequent to December 31, 1999.

     3.12. Properties, Encumbrances. American has good and marketable title to all of the real property and depreciable tangible personal property owned by it, free and clear of any Lien, except for any Lien for (i) current taxes not yet due and payable, (ii) such imperfections of title, easements and other encumbrances, if any, as are not material in character, amount or extent, or
(iii) such items as are set forth on Schedule 3.12. Set forth on Schedule 3.12 are all business locations of American, including whether such locations are owned or leased and a statement of when such locations were first occupied by American. All buildings and all fixtures, equipment, and other property and assets which are material to its business are held by American under valid leases or subleases enforceable in accordance with their respective terms.

     3.13. Litigation. Except as shown on Schedule 3.13, there are no claims, actions, suits or proceedings pending or threatened against American, or to its knowledge affecting American, at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a Material Adverse Effect, and American knows of no basis for any of the foregoing. There is no order, writ, memorandum, agreement, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting American specifically or to which American is subject. Schedule 3.13 also sets forth each pending claim against American related to the Occupational Safety and Health Act, each claim related to American pending before the Wage/Hour Division of the Department of Labor, each claim against American relating to conciliation agreements or complaints by the Office of Federal Contract Compliance Programs, charges filed with the Equal Employment Opportunity Commission with respect to American and charges filed with the Department of Labor alleging violations of the Family Medical Leave Act by American, regardless of whether such matters are expected to have a Material Adverse Effect.

     3.14. Reports. American has duly made all reports and filings required to be made pursuant to applicable law.

     3.15. Brokers. American has not incurred any liability for any commission or fee in the nature of a finder's, originator's or broker's fee in connection with the transaction contemplated herein.

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     3.16.  Expenditures.  Schedule  3.16 sets forth any single  expenditure  of
$25,000 or more proposed to be made by American after the date hereof and a summary of the terms and conditions pertaining thereto. At least 20 business days prior to the Closing Date, American will advise NPSC of any changes to
Schedule 3.16 reflecting additions or deletions thereto since the date hereof.

     3.17. Insurance. Attached hereto as Schedule 3.17 is a list of the policies of fire, liability, life and other types of insurance held by American, setting forth with respect to each such policy, the policy number, name of the insured party, type of insurance, insurance company, annual premium, expiration date, deductible amount, if any, and amount of coverage. American management believes that each such policy is in an amount reasonably sufficient for the protection of the assets and business covered thereby, and, in the aggregate, all such policies are reasonably adequate for the protection of all the assets and business of American taking into account the availability and cost of such coverage. To the extent permissible pursuant to such policies, all such policies shall remain in full force and effect for a period of at least 90 days following the Closing Date. There is no reason known to American that any such policy would not be renewable on terms and conditions as favorable as those set forth in such policy.

     3.18. Contracts and Commitments. (a) Schedule 3.18 attached hereto sets forth each contract or other commitment of American which requires an aggregate payment by American after the date hereof of more than $25,000, and any other contract or commitment that in the opinion of American management Materially Adversely Effects the business of American. Except for the contracts and commitments described in this Reorganization Agreement or as set forth on
Schedule  3.18,  American  is not party to or subject  to:

          1. Any contracts or commitments which are material to its business, operations or financial condition other than loans or agreements with respect thereto entered into in the ordinary course of its business;

          2. Any employment contract or arrangement, whether oral or written, with any officer, consultant, director or employee which is not terminable on 30 days' notice without penalty or liability to make any payment thereunder for more than 30 days after such termination;

          3. Any plan or contract or other arrangement, oral or written, providing for insurance for any officer or employee or members of their families;

          4. Any plan or contract or other arrangement, oral or written, providing for bonuses, pensions, options, deferred compensation, retirement payments, profit-sharing or other benefits for employees;

          5. Any contract or agreement with any labor union;

          6. Any contract or agreement with customers for the sale of products or the furnishing of services, or any sales agency, broker, distribution or similar contract, except contracts made in the ordinary course of business;

          7. Any instrument or arrangement evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase money obligation, guaranty, conditional sale, lease-purchase, or otherwise;

          8. Any joint venture contract or arrangement or any other agreement involving a sharing of profits;

          9. Any license agreement in which American is the licensor or licensee; and

          10. Any material contract or agreement, not of the type covered by any of the other items of this Section 3.18, which by its terms is either (i) not to be performed prior to 30 days from the date hereof, or (ii) does not terminate, or is not terminable without penalty to American, or any successors or assigns prior to 30 days from the date hereof.

     3.19. Employee Benefit Plans and Contracts. (a) Schedule 3.19 contains a complete list of all American Benefit Plans. American has delivered to NPSC (i) accurate and complete copies of all American Benefit Plan documents and all other material documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten American Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all American Benefit Plans for which financial statements or actuarial reports are required or have been prepared, (iv) accurate and complete copies of all annual reports for all American Benefit Plans (for which annual reports are required) prepared within the last two years, and (v) accurate and complete copies of determination letters from the IRS for any American Benefit Plan maintained or intended to be maintained under
Section 401(a) of the Code. Any American Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the American Benefit Plan on Schedule 3.19.

         (b) All American Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, all applicable requirements of ERISA and the Code. All returns, reports and disclosure statements required to be filed or delivered under ERISA and the Code with respect to all American Benefit Plans have been filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the American Benefit Plans that could subject American to any material penalty or tax imposed under the Code or ERISA.

         (c) Except as set forth on Schedule 3.19, any American Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified, and such determination is current, remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any American Benefit Plan.

         (d) American  adequately  reserved for all liabilities accrued prior to
the  Effective  Time  under  American'   nonqualified   retirement  or  deferred
compensation plans.

         (e) Except as set forth on Schedule 3.19, American has no current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). American has no liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the American Benefit Plans.

         (f) There are no pending or threatened claims by or on behalf of any American Benefit Plan, or by or on behalf of any individual participants or beneficiaries of any American Benefit Plan, alleging any breach of fiduciary duty on the part of American or any of its officers, directors or employees under ERISA, the Code or any applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans. The American Benefit Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the PBGC. American has made all required contributions under the American Benefit Plans, including the payment of any premiums payable to the PBGC and other insurance premiums. There is no underfunding liability for any American Benefit Plan that is subject to the funding requirements of Section 412 of the Code.

         (g) American does not maintain any defined benefit plan, and neither has incurred, nor has any reason to expect that it will incur, any liability to the PBGC or otherwise under Title IV or ERISA (including early withdrawal liability) or under the Code with respect to any such plan. No American Benefit Plan has been subject to a reportable event for which notice would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any American Benefit Plan has been instituted or threatened.

         (h) With respect to any American Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (in this subsection, a "Welfare Plan"), (i) each such Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to such a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any American Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act, (iv) such Welfare Plan may be amended or terminated at any time on or after the Closing Date, and (v) there are no benefits to be provided to retirees under a group health plan that are subject to disclosure under Financial Accounting Standards Board No. 106.

         (i) Except as set forth on Schedule 3.19, as of the Closing Date, there will be no contract, agreement, plan or arrangement covering any person that provides for the payment of an amount that would not be deductible to NPSC by reason of Section 280G or any other provision of the Code.

     3.20. Environmental Matters. American is in material compliance with all local, state and Federal environmental statutes, laws, rules, regulations and permits, including but not limited to CERCLA and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. American has not, nor to the best of American' knowledge have other parties, used, stored, disposed of or permitted any "hazardous substance" (as defined in CERCLA), petroleum hydrocarbon, polychlorinated biphenyl, asbestos or radioactive material (collectively, "Hazardous Substances") to remain at, on, in or under any of the real property owned or leased by American (including, without limitation, the buildings or structures thereon) (the "Real Property"). American has not, nor to the best of American' knowledge have other parties, installed, used, or disposed of any asbestos or asbestos-containing material on, in or under any of the Real Property. American has not, nor to the best of American' knowledge have other parties, installed or used underground storage tanks in or under any of the Real Property. American has provided NPSC with copies of all complaints, citations, orders, reports, written data, notices or other communications sent or received by it with respect to any local, state or Federal environmental law, ordinance, rule or regulation as any of them relate to American.

     3.21. American Information. The written information with respect to American and its officers, directors, and affiliates which shall have been supplied by American (or any of its accountants, counsel or other authorized representatives) specifically for use in soliciting the Shareholder Approval, or which shall be contained in the Registration Statement, will not, on the date the Proxy Statement is first mailed to shareholders of American or on the date of the Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.22. Securities Reports. Except as set forth on Schedule 3.22, during the last two years, American has filed on a timely basis all securities-related reports, registrations, and statements, together with any amendments, required by applicable regulatory authorities, all of which, as of their respective dates, were in compliance in all material respects with the applicable rules and regulations.


                SECTION 4. REPRESENTATIONS AND WARRANTIES BY NPSC

          NPSC hereby represents and warrants to American the following matters on and as of the date of this Reorganization Agreement and at the Effective Time; provided, however, that before any breach of or inaccuracy in any of the representations or warranties given in this Section 4 shall be actionable or shall constitute grounds for termination of or failure to perform under the terms of this Reorganization Agreement by American, such breach or inaccuracy must have had a Material Adverse Effect.

     4.1. Organization, Good Standing and Conduct of Business. NPSC is a corporation, duly organized, validly existing and in good standing under the laws of South Carolina, and has full power and authority and all Authorizations necessary to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by NPSC makes such license or qualification necessary. At Closing, Interim will (i) be a direct subsidiary of NPSC, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) have full power and authority and all Authorizations necessary to own all of its properties and assets and to carry on its business as it is then being conducted and to consummate the transactions contemplated herein.

     4.2. Subsidiaries.. NPSC neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person.

     4.3. Corporate Authority. The execution, delivery and performance of this Reorganization Agreement have been duly authorized by the Board of Directors of NPSC. No further corporate acts or proceedings on the part of NPSC are required or necessary to authorize this Reorganization Agreement or the Merger.

     4.4. Binding Effect. When executed, this Reorganization Agreement will constitute the valid and legally binding obligation of NPSC, enforceable against NPSC in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect or the relief of debtors generally and (ii) general principles of equity. Each document and instrument contemplated by this Reorganization Agreement, when executed and delivered by NPSC in accordance with the provisions hereof, shall be duly authorized, executed and delivered by NPSC and enforceable against NPSC in accordance with its terms, subject to the exceptions in the previous sentence.

     4.5. Capitalization of NPSC. The authorized capital stock of NPSC consists solely of (i) 50,000,000 authorized shares of common stock ($.01 par value per share), of which 15,283,295 shares were issued and outstanding as of the date hereof and (ii) 20,00,00 shares of blank check preferred stock, none of which is outstanding. All of the issued and outstanding shares of NPSC are validly issued and fully paid and nonassessable. Except as otherwise set forth on Schedule 4.5, there are no outstanding Rights or any outstanding securities or other instruments convertible into shares of any class of capital stock of NPSC, or pursuant to which NPSC is or may become obligated to issue any shares of its capital stock. The NPSC Common Stock to be issued in connection with this Reorganization Agreement and the Merger will, when issued, (i) be validly issued, fully paid and nonassessable, (ii) have been issued pursuant to an effective registration statement, and (iii) have been properly registered for trading on the Nasdaq Over-the-Counter Bulletin Board.

     4.6. Compliance with Laws; Absence of Defaults. NPSC is not in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws. NPSC is not in default under, or in violation of, any material agreement to which NPSC is a party. NPSC is not in violation of any applicable law, rule or regulation the effect of which would have a Material Adverse Effect on NPSC or its business operations or prospects.

     4.7. Non-Contravention and Defaults; No Liens. Neither the execution or delivery of this Reorganization Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any material agreement to which NPSC is a party or by which it may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Lien on any asset of NPSC, or (iv) violate any provisions of NPSC's Articles of Incorporation or Bylaws. To the best of NPSC's knowledge, no other party to any material agreement to which NPSC is a party is in default thereunder or in breach of any provision thereof. To the best of NPSC's knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.

     4.8. Necessary Approvals. NPSC has obtained all certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire or lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation or restriction, have a Material Adverse Effect. Further, there is no basis for any such expiration, lapse, revocation, threat of revocation or restriction. Except for any necessary regulatory approvals (including the filing with the SEC of the Registration Statement and filings with blue sky authorities), no consent, approval, Authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of NPSC in connection with the execution and delivery of this Reorganization Agreement or the consummation by NPSC of the transactions contemplated hereby. Except for regulatory approvals referenced above, NPSC is not required to procure the approval of any Person in order to prevent the termination of any right, privilege, license or contract of NPSC as a result of this Reorganization Agreement.

     4.9. Financial Statements. The financial statements of NPSC at and for each of the fiscal years ended December 31, 1998 and 1999 and at and for the eight months ended August 31, 2000 (the "NPSC Financial Statements") all of which have been provided to American, are true, correct and complete in all material respects and present fairly, in conformity with GAAP, the financial position of NPSC at the dates indicated and the results of its operations for each of the periods indicated. The books and records of NPSC have been kept, and will be kept to the Closing Date, in reasonable detail, and will fairly and accurately reflect in all material respects to the Closing Date, the transactions of NPSC.

     4.10. Undisclosed Liabilities. Except for the liabilities which are disclosed in the NPSC Financial Statements or as set forth on Schedule 4.10, NPSC has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1999, there has been no (i) Material Adverse Event with respect to NPSC, or (ii) any incurrence by or subjection of NPSC to any obligation or liability (whether fixed, accrued or contingent) or commitment material to NPSC not referred to in this Reorganization Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which are reflected on the NPSC Financial Statements at and for the periods subsequent to December 31, 1999.

     4.11. Litigation. Except as set forth on Schedule 4.11, there are no claims, actions, suits or proceedings pending or threatened against or, to its knowledge, affecting NPSC at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a Material Adverse Effect, and NPSC knows of no basis for any of the foregoing.

     4.12. Tax Returns. NPSC files its income tax returns and maintains its tax books and records on the basis of a taxable year ending December 31. NPSC has duly filed all tax reports and returns required to be filed by any Federal, state and local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales, payrolls, and trusts established by NPSC) through the date hereof, and NPSC has duly paid all taxes with respect to the periods covered thereby and has established adequate reserves in accordance with GAAP for the payment of all income, franchises, property, sales, employment or other taxes anticipated to be payable after the date hereof. NPSC is not delinquent in the payment of any taxes, assessments or governmental charges and no deficiencies have been asserted or assessed, which have not been paid or for which adequate reserves have not been established and which are not being contested in good faith. All tax information reported by NPSC to Federal and state authorities and other Persons has been accurately and timely reported, except such as will not have a Material Adverse Effect.

     4.13. Reports. NPSC has duly made all reports and filings required to be made pursuant to applicable law.

     4.14. Brokers. Except for its agreement with Allen Burditt (a copy of which has been provided to American), NPSC has not incurred any liability for any commission or fee in the nature of a finder's, originator's or broker's fee in connection with the transaction contemplated herein.

     4.15. Contracts and Commitments. Schedule 4.15 attached hereto sets forth each contract or other commitment of NPSC which requires an aggregate payment by NPSC after the date hereof of more than $50,000, and any other contract or commitment that in the opinion of NPSC management Materially Adversely Effects the business of NPSC.

     4.16. Employee Benefit Plans and Contracts. (a) Schedule 4.16 contains a complete list of all NPSC Benefit Plans. NPSC has delivered to American (i) accurate and complete copies of all NPSC Benefit Plan documents and all other material documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten NPSC Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all NPSC Benefit Plans for which financial statements or actuarial reports are required or have been prepared, (iv) accurate and complete copies of all annual reports for all NPSC Benefit Plans (for which annual reports are required) prepared within the last two years, and (v) accurate and complete copies of determination letters from the IRS for any NPSC Benefit Plan maintained or intended to be maintained under Section 401(a) of the Code. Any NPSC Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the NPSC Benefit Plan on Schedule 4.16.

         (b) All NPSC Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, all applicable requirements of ERISA and the Code. All returns, reports and disclosure statements required to be filed or delivered under ERISA and the Code with respect to all NPSC Benefit Plans have been filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any of the NPSC Benefit Plans that could subject NPSC to any material penalty or tax imposed under the Code or ERISA.

         (c) Except as set forth on Schedule 4.16, any NPSC Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified, and such determination is current, remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any NPSC Benefit Plan.

         (d) NPSC adequately reserved for all liabilities accrued prior to the Effective Time under NPSC' nonqualified retirement or deferred compensation plans.

         (e) Except as set forth on Schedule 4.16, NPSC has no current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). NPSC has no liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the NPSC Benefit Plans.

         (f) There are no pending or threatened claims by or on behalf of any NPSC Benefit Plan, or by or on behalf of any individual participants or beneficiaries of any NPSC Benefit Plan, alleging any breach of fiduciary duty on the part of NPSC or any of its officers, directors or employees under ERISA, the Code or any applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans. The NPSC Benefit Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the PBGC. NPSC has made all required contributions under the NPSC Benefit Plans, including the payment of any premiums payable to the PBGC and other insurance premiums. There is no underfunding liability for any NPSC Benefit Plan that is subject to the funding requirements of Section 412 of the Code.

         (g) NPSC does not maintain any defined benefit plan, and neither has incurred, nor has any reason to expect that it will incur, any liability to the PBGC or otherwise under Title 4 or ERISA (including early withdrawal liability) or under the Code with respect to any such plan. No NPSC Benefit Plan has been subject to a reportable event for which notice would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any NPSC Benefit Plan has been instituted or threatened.

         (h) With respect to any NPSC Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (in this subsection, a "Welfare Plan"), (i) each such Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to such a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any NPSC Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act,
(iv) such Welfare Plan may be amended or terminated at any time on or after the Closing Date, and (v) there are no benefits to be provided to retirees under a group health plan that are subject to disclosure under Financial Accounting Standards Board No. 106.

         (i) Except as set forth on Schedule 4.16, as of the Closing Date, there will be no contract, agreement, plan or arrangement covering any person that provides for the payment of an amount that would not be deductible to American by reason of Section 280G or any other provision of the Code.

     4.17. Environmental Matters. NPSC is in material compliance with all local, state and Federal environmental statutes, laws, rules, regulations and permits, including but not limited to CERCLA and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. NPSC has not, nor to the best of NPSC' knowledge have other parties, used, stored, disposed of or permitted any "hazardous substance" (as defined in CERCLA), petroleum hydrocarbon, polychlorinated biphenyl, asbestos or radioactive material (collectively, "Hazardous Substances") to remain at, on, in or under any of the real property owned or leased by NPSC (including, without limitation, the buildings or structures thereon) (the "Real Property"). NPSC has not, nor to the best of NPSC' knowledge have other parties, installed, used, or disposed of any asbestos or asbestos-containing material on, in or under any of the Real Property. NPSC has not, nor to the best of NPSC' knowledge have other parties, installed or used underground storage tanks in or under any of the Real Property. NPSC has provided American with copies of all complaints, citations, orders, reports, written data, notices or other communications sent or received by it with respect to any local, state or Federal environmental law, ordinance, rule or regulation as any of them relate to NPSC.

     4.18. NPSC Information. The written information with respect to NPSC and its officers, directors, and affiliates which shall have been supplied by NPSC (or any of its accountants, counsel or other authorized representatives) specifically for use in soliciting the Shareholder Approval, or which shall be contained in the Registration Statement, will not, on the date the Proxy Statement is first mailed to shareholders of American or on the date of the Shareholders' Meeting, or in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 SECTION 5. CONDUCT OF BUSINESS PENDING CLOSING

     5.1. Conduct of American Pending Closing. During the period commencing on the date hereof and continuing until the Closing Date, American covenants and agrees to the following (except to the extent that NPSC shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 5.1 must have a Material Adverse Effect before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Reorganization Agreement.

                  (a) American will carry on its business only in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, will use all reasonable efforts to preserve intact its business organization and goodwill, maintain the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with American.

                  (b) American will not amend its Certificate of Incorporation or Bylaws as in effect on the date hereof, except as may be required by applicable law or regulation.

                  (c) American will not issue, grant, pledge or sell, or authorize the issuance of, reclassify or redeem, purchase or otherwise acquire, any shares of its capital stock of any class or Rights to acquire any such shares or any shares (except for the issuance of common stock in connection with the exercise or conversion of Rights set forth in Schedule 3.5, in accordance with the terms thereof as they currently exist); nor will it enter into any arrangement or contract with respect to the issuance of any such shares or other Rights to acquire shares; nor will it declare, set aside or pay any dividends of any type or make any other change in its equity capital structure.

                  (d) American will promptly advise NPSC in writing of any change in the business of American which has, or may reasonably be expected to have, a Material Adverse Effect.

                  (e) American will not take, agree to take, or knowingly permit to be taken (except as may be required by applicable law or regulation) any action or do or knowingly permit to be done anything in the conduct of the business of American, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Reorganization Agreement, or which would cause any of the representations of American contained herein to be or become untrue in any material respect.

                  (f) American will not incur any indebtedness for borrowed money, issue or sell any debt securities, or assume or otherwise become liable, whether directly, contingently or otherwise, for the obligation of any other party, other than in the ordinary course of business.

                  (g) Except for expenses attendant to the Merger and current contractual obligations, American will not incur any expense in an amount in excess of $25,000 after the execution of this Reorganization Agreement without the prior written consent of NPSC.

                  (h) American will not grant any executive officers any increase in compensation (except in the ordinary course of business in accordance with past practice and only upon prior notice to NPSC), or enter into any employment agreement with any executive officer without the consent of NPSC except as may be required under employment or termination agreements in effect on the date hereof which have been previously disclosed to NPSC in writing.

                  (i) American will not acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof.

                  (j) American shall not impose, or permit or suffer the imposition of any Liens (except in the ordinary course of business) on any of its assets, other than Liens on such assets that, individually or in the aggregate, are not material to the business, properties or operations of American.

     5.2. Conduct of NPSC Pending Closing. During the period commencing on the date hereof and continuing until the Closing Date, NPSC covenants and agrees to the following (except to the extent that American shall otherwise expressly consent in writing, which consent shall not be unreasonably delayed or withheld); provided, however, that any breach of or inaccuracy in any of the covenants given in this Section 5.2 must have a Material Adverse Effect before such breach shall be actionable or shall constitute grounds for termination or failure to perform under this Reorganization Agreement.

                  (a) NPSC shall carry on its business in substantially the same manner as heretofore conducted.

                  (b) NPSC will not amend its Articles of Incorporation or Bylaws as in effect on the date hereof in any manner that would adversely affect the American shareholders in any material respect.

                  (c) NPSC will not issue, grant, pledge or sell, or authorize the issuance of, reclassify or redeem, purchase or otherwise acquire, any shares of its capital stock of any class or Rights to acquire any such shares or any shares (except for the issuance of common stock in connection with the exercise or conversion of Rights set forth in
         Schedule 4.5, in accordance with the terms thereof as they currently exist); nor will it enter into any arrangement or contract with respect to the issuance of any such shares or other Rights to acquire shares; nor will it declare, set aside or pay any dividends of any type or make any other change in its equity capital structure.

                  (d) NPSC will promptly advise American orally and in writing of any change in its business which is or may reasonably be expected to be materially adverse to NPSC.

                  (e) NPSC will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of its business or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Reorganization Agreement, or which would cause any of the representations of NPSC contained herein to be or become untrue in any material respect.


                       SECTION 6. COVENANTS OF THE PARTIES

     6.1. Access to Properties and Records. Between the date of this Reorganization Agreement and the Closing Date, the parties will provide to each other and to their respective accountants, counsel and other authorized representatives reasonable access, during reasonable business hours and upon reasonable notice, to their respective premises, properties, contracts, commitments, books, records and other information and will cause their respective officers to furnish to the other party and its authorized representatives such financial, technical and operating data and other information pertaining to their respective businesses, as the parties shall from time to time reasonably request.

     6.2. Confidentiality. Each party will and will cause its employees and agents to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all Confidential Information and will not disclose the same to any Person. The party gaining access to such Confidential Information shall exercise the same degree of care with respect thereto that any such party uses to preserve and safeguard its own confidential proprietary information. Confidential Information shall be used only for the purpose of and in connection with consummating the transaction contemplated herein. If this Reorganization Agreement is terminated, each party hereto will promptly return all documents received by it from each other party containing Confidential Information. Each party will and will cause its employees and agents to hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, the status of the Merger. Each party shall coordinate with the other parties, any public statements regarding the Merger.

     6.3. Cooperation. Each party shall use its respective, reasonable best efforts to take any and all necessary or appropriate actions, and to use its reasonable best efforts to cause its officers, directors, employees, agents, and representatives to use their reasonable best efforts and to take all steps in good faith within their power, to cause to be fulfilled those of the conditions precedent to its obligations to consummate the Merger which are dependent upon its or their actions, including but not limited to (i) requesting the delivery of appropriate opinions and letters from its counsel and (ii) obtaining any consents, approvals, or waivers required to be obtained from other parties.

     6.4. Affiliates' Letters. American shall deliver to NPSC a letter identifying all Persons who are, at the time the Merger is submitted to a vote of the shareholders of American, "affiliates" of American for purposes of Rule 145 of the General Rules and Regulations under the Securities Act. American shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to NPSC on or prior to the Effective Time a written agreement, in form reasonably satisfactory to NPSC, that such Person shall not sell, pledge, transfer or otherwise dispose of any capital stock of American or any NPSC Common Stock owned by such person or to be received by such person as part of the consideration except in compliance with the applicable provisions of the Securities Act.

     6.5. Listing of NPSC Common Stock. NPSC shall cause the shares of NPSC Common Stock to be issued in the transactions contemplated by this Reorganization Agreement to be approved for quotation on the Nasdaq Over-the-Counter Bulletin Board, subject to official notice of issuance, prior to the Effective Time.

     6.6. Reserved.

     6.7. Tax Treatment. American and NPSC shall each take such acts within their power as may be reasonably necessary to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, except to the extent such performance or failure would be prohibited by law or regulation.

     6.8. Expenses. Except to the extent expressly provided otherwise herein, the parties shall pay their own fees and expenses (including legal and accounting fees) incurred in connection with the Merger.

     6.9. Material Events. At all times prior to the Closing Date, each party shall promptly notify the other party in writing of the occurrence of any event which will or may result in a breach of any covenant, representation or warranty in this Reorganization Agreement, or the failure to satisfy the conditions specified in Section 7 or Section 8 of this Reorganization Agreement or other material developments relevant to the consummation of the Merger, and shall use its reasonable best efforts to prevent or promptly to remedy the same.

     6.10. Public Announcements. At all times until after the Closing Date, neither American nor NPSC shall issue or permit any of its respective subsidiaries, affiliates, officers, directors or employees to issue any press release or other information to the press with respect to this Reorganization Agreement, without the express prior consent of the other party, except as may be required by law or the policies of the Nasdaq Stock Market. The parties shall cooperate to prepare a joint press release with respect to the transactions contemplated herein.

     6.11.  Updating of  Schedules.  American and NPSC shall,  at the  Effective
Time, prepare and deliver to each other such supplements to the schedules attached hereto as may be necessary or appropriate to ensure the accuracy and completeness of the information required to be disclosed in such schedules at all times prior to the Effective Time, provided that the furnishing of any such supplement to such Schedules shall not modify, limit, or otherwise affect any representations or warranties of American or NPSC contained herein or any right of American or NPSC to terminate this Reorganization Agreement. American and NPSC shall provide to each other drafts of such supplemental Schedules at least three (3) business days prior to the Closing Date.

     6.12. Employee Matters. (a) NPSC and American agree to cooperate and use reasonable efforts to develop staffing plans which will result in the retention of as many American managers and employees as is practical (as determined by
NPSC). NPSC agrees that American employees shall also be eligible for consideration for any other available positions for which they are qualified at NPSC and its subsidiaries. NPSC agrees that those former American employees who are employed by NPSC or its subsidiaries immediately following the Closing Date:
(i) will be eligible to participate in NPSC Benefit Plans; and (ii) will receive past service credit for eligibility and vesting (but not benefit accrual) purposes under NPSC qualified retirement plans for years of service with American. NPSC agrees that American may elect to fully vest its employees under some or all American Benefit Plans prior to consummation of the Merger. Any American Benefit Plans that are intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code will be terminated by proper action of the Board of Directors of American prior to the Effective Time. From and after the Effective Time, NPSC agrees to provide credit for service as required by the Health Insurance Portability and Accountability Act of 1996, as amended, for purposes of determining any preexisting condition exclusion that may apply to an employee of American who becomes covered by a medical plan sponsored by NPSC.

     6.13.  Agreements  with American  Officer.  Upon closing,  NPSC shall cause
American  to  enter  into  an   employment   agreement   with  Greg   Mulholland
substantially in the form set forth on Appendix B (the "Employment Agreement").

     6.14. Prohibited Actions. (a) Except as expressly provided in this Reorganization Agreement, as agreed to by NPSC or as required by applicable law, rules or regulations (including the fiduciary duties of the American directors under applicable law), during the period from the date of this Reorganization Agreement to the Effective Time, American shall (i) take no action which would adversely affect or delay the ability of the parties hereto to obtain any necessary regulatory approvals or authorizations required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and (ii) take no action that could reasonably be expected to have a Material Adverse Effect on American.

         (b) Except as expressly provided in this Reorganization Agreement, as agreed to by American or as required by applicable law, rules or regulations, during the period from the date of this Reorganization Agreement to the Effective Time, NPSC shall, and shall cause its subsidiaries to, (i) take no action which would adversely affect or delay the ability of the parties hereto to obtain any necessary Regulatory Approvals or Authorizations required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Reorganization Agreement and (ii) take no action that could reasonably be expected to have a Material Adverse Effect on NPSC.


              SECTION 7. CONDITIONS TO NPSC'S OBLIGATIONS TO CLOSE

         The obligations of NPSC to consummate the transactions contemplated in this Reorganization Agreement are subject to the satisfaction of the following conditions at or before the Closing Date:

     7.1. Performance of Acts and Representations by American. Each of the acts and undertakings of American to be performed on or before the Closing Date pursuant to the terms of this Reorganization Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of American set forth in this Reorganization Agreement shall be true in all material respects on the Closing Date, except as to transactions contemplated by this Reorganization Agreement or representations which are as of a specific date.

     7.2. Opinion of Counsel for American. American shall have furnished NPSC with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to NPSC and its counsel, to the effect that, except as disclosed herein: (i) American is duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the consummation of the transactions contemplated by this Reorganization Agreement will not (A) violate any provision of American' Certificate of Incorporation or Bylaws, as applicable, (B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any agreement listed on

Schedule 3.18 or any order, arbitration award, judgment or decree known to counsel to which American is a party, or by which it is bound, except as such would not, in the aggregate, have a Material Adverse Effect, except as disclosed on schedules to the Reorganization Agreement, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which American is subject; (iii) all of the shares of American Common Stock are validly authorized and issued, fully paid and non-assessable;
(iv) American has the legal right and power, and all authorizations and approvals required by law, to enter into this Reorganization Agreement, and to consummate the transactions contemplated herein and all applicable regulatory waiting periods have passed; (v) other than filings and registrations required under applicable law to be made by NPSC, all filings and registrations with, and notifications to, all Federal and state authorities required on the part of American for the consummation of the Merger have been made; (vi) American has full corporate power and authority to enter into this Reorganization Agreement, and this Reorganization Agreement has been duly authorized, executed and delivered by American and constitutes a valid and legally binding obligation of American enforceable against American in accordance with its terms, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect or the relief of debtors generally and (z) general principles of equity; (vii) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against American or other parties which would have a Material Adverse Effect on American' business or properties or its ability to make the representations and warranties and perform the obligations set forth herein.

     7.3. Conduct of Business. There shall have been no Material Adverse Event with respect to American from the date hereof through the Closing Date.

     7.4. Consents. All regulatory approvals and other authorizations necessary, in the reasonable opinion of counsel for NPSC, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby. regulatory approvals shall have been obtained without the imposition of any condition or requirement that, in the reasonable judgment of NPSC, renders the consummation of this transaction unduly burdensome (excluding conditions or requirements that are typically imposed in transactions of the type contemplated herein).

     7.5. Certificates. NPSC shall have been furnished with such certificates of officers of American, in form and substance reasonably satisfactory to NPSC, dated as of the Closing Date, certifying to such matters as NPSC may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section 7.

     7.6. Shareholder Approval. The Shareholder Approval shall have been obtained.

     7.7. Securities Laws. The Registration Statement shall have been declared effective. No order suspending the sale of the shares of NPSC Common Stock in any jurisdiction shall have been issued, and no proceedings for that purpose shall have been instituted.

     7.8. Employment Agreement. The Employment Agreement shall have been executed.

     7.9. Limit on Dissent. The holders of 5% or more of the American Common Stock outstanding at the time of the Shareholders' Meeting shall not have dissented to the Merger by demanding payment for fair value of their shares in the manner provided by applicable law.

     7.10. Pooling-of-Interests. NPSC shall have received reasonable assurance from its independent certified public accountants that the Merger will qualify for pooling-of-interests accounting treatment under general accepted accounting practices.]

     7.11. Debt Outstanding.. At Closing, the total debt (whether liquidated, contingent or otherwise) of American shall not exceed $250,000.

     7.12. Due Diligence.. NPSC shall have completed a due diligence investigation of American, which shall be satisfactory in all respects to NPSC in its sole discretion. Unless an objection is raised under this Section 7.12 on or before October 31, 2000, this condition to closing will be deemed to have been met.


          SECTION 8. CONDITIONS TO THE OBLIGATION OF AMERICAN TO CLOSE

         The obligation of American to consummate the transactions contemplated in this Reorganization Agreement is subject to the satisfaction of the following conditions at or before the Closing Date:

     8.1. Performance of Acts and Representations by NPSC. Each of the acts and undertakings of NPSC to be performed on or before the Closing Date pursuant to the terms of this Reorganization Agreement shall have been duly authorized and duly performed, and each of the representations and warranties of NPSC set forth in this Reorganization Agreement shall be true in all material respects on the Closing Date, except as to transactions contemplated by this Reorganization Agreement or representations which are as of a specific date.

     8.2. Opinion of Counsel for NPSCC. NPSC shall have furnished American with an opinion of its counsel, dated as of the Closing Date, and in form and substance reasonably satisfactory to American and its counsel, to the effect that, except as disclosed herein: (i) NPSC and Interim are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation; (ii) the consummation of the transactions contemplated by this Reorganization Agreement will not (A) violate any provision of NPSC's or Interim's Articles of Incorporation, Bylaws or other charter documents, (B) violate any provision of, result in the termination of, or result in the acceleration of any obligation under, any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree known to counsel to which NPSC is a party, or by which it is bound, except as such would not, in the aggregate, have a Material Adverse

Effect on the business or financial condition of NPSC, or (C) violate or conflict with any other restriction of any kind or character of which such counsel has knowledge and to which NPSC is subject; (iii) all of the shares of NPSC Common Stock to be issued in connection with the Merger will be, when issued, validly authorized and issued, fully paid and non-assessable; (iv) NPSC has the legal right and power, and all authorizations and approvals required by law, to enter into this Reorganization Agreement, and to consummate the transactions contemplated herein and all applicable regulatory waiting periods have passed, and Interim has the legal right and power, and all authorizations and approvals required by law, to enter into the Plan of Merger, and to consummate the transactions contemplated therein; (v) all filings and registrations with, and notifications to, all Federal and state authorities required on the part of NPSC and Interim for the consummation of the Merger have been made; (vi) NPSC has full corporate power and authority to enter into this Reorganization Agreement, and this Reorganization Agreement has been duly authorized, executed and delivered by NPSC and constitutes a valid and legally binding obligation of NPSC enforceable against NPSC in accordance with its terms, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect or the relief of debtors generally and (z) general principles of equity; (vii) to the best knowledge of such counsel, no material suit or proceeding is pending or threatened against NPSC or other parties which would have a Material Adverse Effect on NPSC's business or properties or its abilities to make the representations and warranties and perform the obligations set forth herein, and (viii) the Registration Statement became effective on [date] and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act.

     8.3. Conduct of Business. There shall have been no Material Adverse Event with respect to NPSC from the date hereof through the Closing Date.

     8.4. Consents. All regulatory approvals or other authorizations necessary, in the reasonable opinion of counsel for American, to the consummation of the transactions contemplated hereby shall have been obtained, and no governmental agency or department or judicial authority shall have issued any order, writ, injunction or decree prohibiting the consummation of the transactions contemplated hereby. Approvals of all applicable regulatory agencies shall have been obtained without the imposition of any condition or requirements that, in the reasonable judgment of American, renders the consummation of this transaction unduly burdensome (excluding conditions or requirements that are typically imposed in transactions of the type contemplated herein).

     8.5. Certificates. American shall have been furnished with such certificates of officers of NPSC, in form and substance reasonably satisfactory to American, dated as of the Closing Date, certifying to such matters as American may reasonably request, including but not limited to the fulfillment of the conditions specified in this Section 8.

     8.6. Shareholder Approval. The Shareholder Approval shall have been obtained.

     8.7. Securities Laws. The Registration Statement shall have been declared effective. No order suspending the sale of the shares of NPSC Common Stock in any jurisdiction shall have been issued, and no proceedings for that purpose shall have been instituted.

     8.8. Employment Agreement. The Employment Agreement shall have been executed.


                             SECTION 9. TERMINATION

     9.1. Termination. This Reorganization Agreement may be terminated at any time prior to the Closing Date:

                  (a)      by mutual consent of the parties;

                  (b) by either NPSC or American, at that party's option, (A) if a permanent injunction or other order (including any order denying any required regulatory consent or approval) shall have been issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body, which order prevents the consummation of the transactions contemplated herein, or (B) if the Shareholder Approval is not received at the Shareholders' Meeting;

                  (c) by either NPSC or American if the other party (or any of its subsidiaries) has failed to comply with the agreements or fulfill the conditions contained herein, provided, however, that any such failure of compliance or fulfillment must result in a Material Adverse Event and the breaching party must be given notice of the failure to comply and a reasonable period of time to cure;

                  (d) by either NPSC or American as set forth in Section 2.2 hereof.


                           SECTION 10. INDEMNIFICATION

     10.1. Information for Application and Statements. Each of NPSC and American represents and warrants that all information concerning it which is or will be included in any statement and application made to any governmental agency (including the Registration Statement) in connection with the transactions contemplated by the Agreement shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Each of NPSC and American so representing and warranting, will indemnify and hold harmless the other, each of its directors and officers, who controls the other within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable laws and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each of NPSC and American agrees, at any time upon the request of the other, to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report or other application or statement, or in any draft of any such document, and confirming that the information contained in such document or draft was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this Section 10 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other party.

     10.2. Arbitration. Any controversy or claim (including without limit those arising under or conferred by statutes) arising under or in relation to this Agreement, or the breach thereof, or the relations between the parties shall be finally settled by arbitration by a panel of three arbitrators (unless the amount in dispute is less than $25,000 in which case there shall be only one arbitrator) in the Dallas, Texas, administered by the American Arbitration Association, except as specified otherwise in this Agreement, under its then applicable Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. arbitration. Any filing fee shall be paid by the party filing the claim. Each party shall be responsible for that party's own costs and expenses for arbitration. Expenses for witnesses for either side are to be borne by the party producing the witnesses. All administrative fees for the arbitration and compensation expenses of the arbitrator shall be borne equally by the parties. The arbitrator's authority shall be limited to the resolution of the legal dispute between the parties. The arbitrator shall be bound by and shall apply the applicable law, including allocations of burdens of proof as well as substantive law. There shall not be any limit on the remedies available in the arbitration which would be prohibited by applicable law regarding the limitation of remedies available in arbitration or which would render the obligation to arbitrate unenforceable. But, to the extent permitted by applicable law and to the extent that limitations can be established without impairing the enforceability of the obligation to arbitrate, the parties agree to the following limitation on the remedies that can be awarded by the arbitrators: the arbitrators shall have no power to extend this Agreement beyond its termination date, nor to order reinstatement or other continuation of the parties' relationship after termination, nor to award punitive, consequential, multiple, incidental or any other damages in excess of the economic damages actually sustained by the claimant. In no case shall the arbitrator have the authority to enlarge substantive rights or remedies available under existing law.


                            SECTION 11. MISCELLANEOUS

     11.1. Reliance. Notwithstanding any investigation made by or on behalf of the parties, whether before or after the Closing Date, the parties shall be entitled to rely upon the representations and warranties given or made by the other party(ies) herein.

     11.2. Entire Agreement. This Reorganization Agreement, including any schedules, exhibits, lists and other documents referred to herein which form a part hereof, contains the entire agreement of the parties with respect to the subject matter contained herein and there are no agreements, warranties, covenants or undertakings other than those expressly set forth herein.

     11.3. Binding Agreement. This Reorganization Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

     11.4. Notices. Any notice given hereunder shall be in writing and shall be deemed delivered and received upon reasonable proof of receipt. Unless written designation of a different address is filed with each of the other parties hereto, notice shall be transmitted to the following addresses:



For NPSC:                           William Fairbanks
                                    National Paintball Supply Co., Inc.
                                    1200 Woodruff Road
                                    Greenville, South Carolina 29601
                                    Fax: 864-458-7221


         Copy to:                   William P. Crawford, Jr.
                                    Wyche, Burgess, Freeman & Parham, P.A.
                                    Post Office Box 728
                                    Greenville, South Carolina 29602
                                    Fax: 864-242-8324

For American:                       American Inflatables, Inc.
                                    947 Newhall Street
                                    Costa Mesa, CA 92647
                                    Attention: Greg Mulholland
                                    Facsimile: (888) 904-9946

         Copies to:                 ----------------------

                                    ----------------------

                                    ----------------------

                                    Fax: -----------------

     11.5. Counterparts. This Reorganization Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.6. Headings. The section and paragraph headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Reorganization Agreement.

     11.7. Law Governing. This Reorganization Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

     11.8. Amendment. This Reorganization Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

     11.9. Waiver. Any term, provision or condition of this Reorganization Agreement (other than that required by law) may be waived in writing at any time by the party which is entitled to the benefits thereof.



                                   END OF PAGE

         IN WITNESS WHEREOF, this Reorganization Agreement has been duly entered as of the date first written above.

WITNESS:

                                             NATIONAL PAINTBALL SUPPLY CO., INC.



-------------------------                By:   --------------------------------


-------------------------

                                              AMERICAN INFLATABLES, INC.





-------------------------                 By:   -------------------------------


-------------------------

Appendix A
                      PLAN OF MERGER OF NPSC INTERIM, INC.
                    WITH AND INTO AMERICAN INFLATABLES, INC.

     Pursuant to this Plan of Merger (the "Plan of Merger"), NPSC Interim, Inc., a wholly-owned subsidiary of NPSC, shall be merged with and into American Inflatables, Inc.


                             ARTICLE I. DEFINITIONS

     The capitalized terms set forth below shall have the indicated meanings. Defined terms used herein, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Reorganization Agreement.

     1.1. "Articles of Merger" shall mean the Articles of Merger to be executed by Interim and American in a form appropriate for filing with the with the appropriate regulatory authorities and/or state agencies or offices relating to the effective consummation of the Merger.

     1.2. "NPSC" shall mean National Paintball Supply Co., Inc., a South Carolina corporation headquartered in Greenville, South Carolina.

     1.3. "NPSC Common Stock" shall mean the common stock, no par value per share, of NPSC.

     1.4.  "American"  shall  mean  American   Inflatables,   Inc.,  a  Delaware
corporation headquartered in Costa Mesa, California.

     1.5. "American Common Stock" shall mean the common stock, par value $___.00 per share, of American.

     1.6. "Conversion Ratio" shall mean the number of shares of NPSC Common Stock issuable in exchange for one share of American Common Stock, as calculated pursuant to Section 3.1 hereof.

     1.7. "Effective Time" shall mean the date and time which the Merger becomes effective as more particularly set forth in Section 2.2 hereof. Subject to the terms and conditions hereof, the Effective Time shall be such time on such date as NPSC shall notify American in writing not less than five days prior thereto, which date shall not be more than 30 days after all conditions have been satisfied or waived in writing.

     1.8. "Interim" shall mean NPSC Interim, Inc., a wholly-owned banking subsidiary of NPSC.

     1.9. "Merger" shall mean the merger of Interim with and into American, as more particularly set forth herein and in the Reorganization Agreement.

     1.10. "Person". Person shall mean an individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     1.11. "Reorganization Agreement" shall mean the Reorganization Agreement between NPSC and American dated as of the date hereof, to which this Plan of Merger is attached as Appendix A.

     1.12. "Rights". Rights shall mean warrants, calls, commitments, options, rights (whether stock appreciation rights, conversion rights, exchange rights, profit participation rights, or otherwise), securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, and other arrangements or commitments which obligate a Person to issue, otherwise cause to become outstanding, sell, transfer, pledge, or otherwise dispose of any of its capital stock or other ownership interests, or any voting rights thereof or therein, or to pay monetary sums by reference to the existence or market valuation, or in lieu and place, of any of its capital stock or ownership interests therein.

     1.13. "Shareholder Approvals" shall mean, as the context may require, the duly authorized written consent of NPSC to the Merger; and the approval of the Merger by the requisite vote of the shareholders of American at the Shareholders' Meeting.

     1.14. "Shareholders' Meeting" shall mean the meeting of the shareholders of American at which the Merger shall be voted upon.

     1.15. "Surviving Corporation" shall mean American after consummation of the Merger.


                             ARTICLE II. THE MERGER

     2.1. Merger. At the Effective Time, subject to the terms and conditions of the Reorganization Agreement and this Plan of Merger, Interim shall merge with and into American, the separate existence of Interim shall cease, and American (the "Surviving Corporation") shall survive and the name of the Surviving Corporation shall be "American Inflatables, Inc.." By virtue of the Merger and without any action on the part of the holders thereof, each of the shares of American Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration referenced in Article III below. Each of the shares of Interim capital stock outstanding immediately prior to the Effective Time shall be canceled.

     2.2. Effective Time. The Merger shall become effective on the date and at the time specified in the Articles of Merger, and in the form to be filed with the Delaware and South Carolina Secretaries of State.

     2.3. Articles of Incorporation and Bylaws. The Articles of Incorporation of American as in effect at the Effective Time shall be and remain the articles of incorporation of the Surviving Corporation. The Bylaws of American, as in effect at the Effective Time, shall continue in full force and effect as the bylaws of the Surviving Corporation until otherwise amended as provided by law or by such bylaws.

     2.4. Properties and Liabilities of American and Interim; Management. At the Effective Time, the separate existence and corporate organization of Interim shall cease, and American shall thereupon and thereafter, to the extent consistent with applicable law and with its Articles of Incorporation and the changes, if any, provided by the Merger, possess all the rights, privileges, immunities, liabilities and franchises, of a public as well as a private nature, of Interim without further act or deed.


                        ARTICLE III. MERGER CONSIDERATION

     3.1. Merger Consideration. In connection with the Merger, each share of American Common Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into one-half (1/2) share of NPSC Common Stock (such ratio being hereinafter referred to as the "Conversion Ratio").

     3.2. Interim Common Stock. Upon consummation of the Merger, all shares of Interim shall convert into 100 shares American Common Stock.

     3.3. Authorized or Treasury Shares. Any and all shares of American Common Stock held as treasury shares by American or authorized but unissued shares shall be canceled and retired at the Effective Time, and no consideration shall be issued or given in exchange therefor.

     3.4. Fractional Shares. No fractional shares of NPSC Common Stock will be issued as a result of the Merger. Shares issuable shall be rounded up to next whole share.

     3.5. Equitable Adjustments. In the event of any change in the outstanding NPSC Common Stock by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the Conversion Ratio and all stock prices set forth in this Article III shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan of Merger to the holders of American Common Stock.

     3.6. Transfers. At the Effective Time, the stock transfer books of American shall be closed and no transfer of American Common Stock shall thereafter be made or recognized. Any other provision of this Plan of Merger notwithstanding, none of the parties to the Reorganization Agreement or any affiliate of the foregoing shall be liable to a holder of American Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     3.7. Dissenters Rights. All shares of American shall be converted into shares of NPSC Common Stock as provided herein. Shares that otherwise would have been issued to American shareholders, but for the exercise and perfection of dissenters rights, shall not be issued.


                ARTICLE IV. EXCHANGE OF COMMON STOCK CERTIFICATES


     4.1. Issuance of NPSC Certificates; Cash for Fractional Shares. As soon as practicable after the Effective Time (but in no event more than five days after the Effective Time), NPSC or its transfer agent (in such capacity, the "Exchange Agent") shall mail, or cause to be mailed, and otherwise make available to each record holder of American Common Stock, a form of the letter of transmittal and instructions for use in effecting surrender and exchange of certificates which immediately before the Effective Time represented shares of American Common Stock ("Certificates") for payment therefor. Upon receipt of such notice and transmittal form, each holder of Certificates at the Effective Time shall surrender the Certificate or Certificates to the Exchange Agent, and shall promptly upon surrender receive in exchange therefor the Merger Consideration provided in Article I2 of this Plan of Merger. If any portion of the payment to be made upon surrender and exchange of a Certificate is to be paid to a person other than the person in whose name the Certificate is registered, it shall be a condition of such payment that the Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay in advance any transfer or other taxes or establish to the satisfaction of NPSC that no such tax is applicable. Upon surrender, each Certificate shall be canceled. In addition, Certificates surrendered for exchange by any person constituting an affiliate of American for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing shares of NPSC Common Stock until NPSC has received the written agreement from such person as provided for in Section 6.4 of the Reorganization Agreement. Adequate provisions shall be made to permit Certificates to be surrendered and exchanged in person not later than the business day following the Effective Time.

     4.2. Authorized Withholdings. NPSC shall not be obligated to deliver the consideration to which any former holder of American Common Stock is entitled as a result of the Merger until such holder surrenders his or her Certificate or Certificates representing the shares of American Common Stock for exchange as provided in this Article IV, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be reasonably required in each case by NPSC or American. In addition, no dividend or other distribution payable to the holders of record of NPSC Common Stock as of any time subsequent to the Effective Time shall be paid to the holder of any Certificate representing shares of American Common Stock issued and outstanding at the Effective Time until such holder surrenders such Certificate for exchange as provided in
Section  3.1  above.  However,  upon  surrender  of the  American  Common  Stock

Certificate both the NPSC Common Stock certificate, together with all such withheld dividends or other distributions and any withheld cash payments in respect of fractional share interest, but without any obligation for payment of interest by such withholding, shall be delivered and paid with respect to each share represented by such Certificate.

     4.3. Limited Rights of Former American Shareholders. After the Effective Time, each outstanding Certificate representing shares of American Common Stock prior to the Effective Time shall be deemed for all corporate purposes (other than voting and the payment of dividends and other distributions to which the former shareholder of American Common Stock may be entitled) to evidence only the right of the holder thereof to surrender such Certificate and receive the requisite number of shares of NPSC Common Stock in exchange therefor (and cash in lieu of fractional shares) as provided in this Plan of Merger.


                    ARTICLE V. STOCK OPTIONS AND OTHER RIGHTS

     5.1.  Options.  Rights  to  purchase  American  Common  Stock  set forth on
Schedule 3.5 to the Reorganization Agreement shall be converted into the right to purchase NPSC Common Stock based on the Conversion Ratio (i.e, a number of shares of NPSC Common Stock equal to the number of shares of American Common Stock subject to the Right multiplied by the Conversion Ratio, and with an exercise price equal to the quotient obtained by dividing the stated exercise price of the Right by the Conversion Ratio), subject in all cases to the termination and other provisions of agreements associated with such Rights.


                            ARTICLE VI. MISCELLANEOUS

     6.1. Conditions Precedent. Consummation of the Merger is conditioned upon the fulfillment of the conditions precedent set forth in Section V2 and Section V2I of the Reorganization Agreement, subject to waiver of any such conditions, if appropriate, as provided thereunder.

     6.2. Termination. This Plan of Merger may be terminated at any time prior to the Effective Time as provided in Section 9 of the Reorganization Agreement.

     6.3. Amendments. To the extent permitted by law, this Plan of Merger may be amended by a subsequent writing signed by all of the parties to the Reorganization Agreement upon the approval of the board of directors of both of the parties thereto; provided, however, that this Plan of Merger may not be amended after the Shareholders' Meeting except in accordance with applicable law.